KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE • SUITE 1003 • NEW YORK, NY 10038 • TEL (212) 406-7CPA (7272) • FAX (212) 513-1930

April 28, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated April 28, 2008 of Acheron, Inc. and are in agreement with the statements contained therein as they pertain to our Firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Kempisty & Company CPAs PC

Kempisty & Company, CPA's, P.C.